Exhibit 10.3

Amendment to Sublease Agreement between
the Company and EnergySolutions, LLC

AMENDMENT TO SUBLEASE AGREEMENT

This Amendment to Sublease Agreement (this “Amendment”) is entered into on August 25, 2015 (the “Effective Date”) by and between EnergySolutions, LLC, a Utah limited liability company (“Sublessor”), and Perseon Corporation, a Delaware corporation (“Sublessee”).

WHEREAS, Sublessor and Sublessee entered into that certain Sublease Agreement dated as of May 14, 2015 (the “Sublease”).

WHEREAS, the parties desire to make certain changes to the Sublease as set forth herein.

WHEREAS, any capitalized terms that are used, but not defined herein, shall have the meanings ascribed to such terms in the Sublease.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto covenant and agree as follows:

1.	Additional Sublessee Finish Allowance Reimbursement. The following shall be added as Section 3.e. of the Sublease:

Additional Sublessee Finish Allowance Reimbursement.  Notwithstanding anything to the contrary herein, for months 1 through 20 of the Sublease Term, in addition to Sublease Annual Rent, Sublessee agrees to pay to Sublessor Additional Sublessee Finish Allowance Reimbursement in the amount of $5,100.00 per month, at such place as Sublessor may designate, without prior demand therefore and without any deduction or set off whatsoever.

2.
Additional Finish Allowance.  In addition to the Sublessee Finish Allowance set forth in Section 5 of the Sublease, and only after Sublessee has exhausted the full Sublessee Finish Allowance, Sublessor shall provide an additional tenant finish allowance (the “Additional Sublessee Finish Allowance”) to Sublessee to partially reimburse Sublessee for Sublessee’s performance of the Sublessee Improvements in accordance with the requirements of the Sublease.  The Additional Sublessee Finish Allowance shall be an amount equal to $100,000.00.  In no event shall the Additional Sublessee Finish Allowance be used to reimburse Sublessee for equipment, furniture, furnishings, or any special decorator items beyond the Building Standard Finishes set forth on Exhibit F to the Lease.  The Sublessor shall pay the Additional Sublessee Finish Allowance to Sublessee subject to and in accordance with the provisions of Exhibit C of the Lease applicable to the Tenant Finish Allowance, mutatis mutandis.  In the event the amount of the Additional Sublessee Finish Allowance is insufficient to cover the actual costs of Sublessee Improvements, Sublessee shall be responsible to pay such additional costs.

3.
Entire Agreement and Modification.  This contains the entire agreement and understanding between the parties as it relates to the subject matter hereof.  Except as expressly modified by this Amendment, the terms and conditions of the Sublease shall remain in full force and effect.

4.	Assignment. The terms and provisions of this Amendment shall be binding upon and inure to the benefits of any successor of a party hereto.

5.
Unenforceable Provision.  If any provision of this Amendment shall be invalid or unenforceable, such provision shall be severable and such invalidity or unenforceability shall not impair the validity of any other provision of this Amendment.

6.	Governing Law. The terms and provisions of this Amendment shall be construed in accordance with and governed by the laws of the State of Utah.

7.	Counterparts. This Amendment may be executed in several counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment to Sublease Agreement as of the date set forth above.

SUBLESSOR:

ENERGYSOLUTIONS, LLC

By:  /s/David Nilsson

Name:  David Nilsson

Title:  Treasurer

SUBLESSEE:

PERSEON CORPORATION

By:  /s/William Barth

Name:  William S. Barth

Title:  Chief Financial Officer

AGREED AND ACCEPTED:

WEST SALT LAKE ACQUISITIONS PARTNERS LLC,

a Delaware limited liability company

By:	Hines West Salt Lake Acquisitions Partners LLC,
a Delaware limited liability company
Its: Managing Member

By:	Hines West Salt Lake Associates
Limited Partnership,
a Texas limited partnership
Its: Sole Member

By:	Hines Interests Limited Partnership,
a Delaware limited partnership
Its: General Partner

By:	Hines Holdings, Inc.,
a Texas corporation
Its: General Partner

By:

Name:

Its: